UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Regis Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Investor Presentation October 2011

2 Agenda Company Background New Strategic Initiatives to Drive Shareholder Value Revenue Cost Review of Alternatives for Non-Core Assets Changes to Corporate Governance and Board of Directors Timeline of Events with Starboard Review of Starboard Assertions and Demands Conclusion

Two operating divisions Hair salons (93% of total revenues) Hair restoration Primarily value-based salons Supercuts is our strongest brand 2011 revenue: $2.3 billion System-wide sales: $3.8 billion Global Leader in Hair Care Industry 3 Approximately 55,000 employees 12,700 worldwide locations 8,000 company-owned 2,000 franchised 2,700 affiliated Approximately 154 million system-wide transactions annually

Financial Strength Enhances Flexibility Significant and predictable cash flow $227 million EBITDA in FY 2011 Solid balance sheet Minimal working capital Minimal inventories supporting $3.8 billion in system-wide sales Reduced debt levels No liquidity or covenant issues Improved credit ratios Substantial cash and liquidity at June 30, 2011 No borrowings on our $400 million LOC $96 million in cash 4

5 Market Leader Focused on Profitable Growth Attractive, profitable business We provide an affordable necessity Recurring revenue, strong cash flows, consistent product and service margins Opportunities to continue to gain market share by developing best markets through organic growth and targeted acquisitions Uniquely positioned in hair care industry Benefits of geographic, brand and channel diversity Focus on high margin value concepts 10x larger than nearest competitor Implementing strategies to drive customer traffic Increasing customer centricity and improving the customer experience Leveraging dominant brands in the best markets Enhancing connectivity with salons Funding current revenue initiatives from aggressive cost savings Strong balance sheet We believe that we are appropriately capitalized given the current environment Committed to delivering increased earnings and profitable growth

Demonstrated Ability to Manage Changing Customer Trends

	Trend Change	Regis Response
1980s	Perms	• Moved the Regis brand from shampoo, conditioner, and hairspray to a wide variety of finishing products • Introduced national guest lines (Paul Mitchell)
1990s	Shift from Perms to Hair Color	• Foiling technique became popular for added dimension
	Professional Brow Maintenance	• Introduced waxing services
2000s	Straight Hair Trend	• Introduced relaxers as a service for highly textured hair
	Natural-Looking Color	• Introduced 7/14/21 foils
	Men More Appearance-Conscious	• Introduced Tea Tree experience and grooming packages • Introduced hair color for Supercuts
Today	Long Hair Trend / Healthy-Looking Hair	• Introduced treatments (i.e. Redken Shots)
	Straight Hair Trend	• Introduced Brocato Straightening System for textured hair

6

REGIS CORPORATION

7 History of Long-Term Revenue and Profit Growth REVENUE EBITDA ’96-’08 CAGR: 13.4% ’96-’08 CAGR: 17.0% Same-store sales and acquisition strategy drove significant growth from 1996 to 2008 Average annual same-store sales growth of 2.6% Total system-wide store growth of over 9,000 units Economic downturn from financial crisis in 2008 resulted in acceleration in the decline of customer visits and same-store sales starting in FY 2009 Management shifted focus from top-line to cost containment and deleveraging New leadership team and reorganized management structure (February 2011) $ in millions US Financial Crisis US Financial Crisis

Shareholder Value Creation 8 Strong Record of Above-Market Value Creation Leading Up to Financial Crisis Economic Conditions Since Financial Crisis Regis Russell 2000 IPO + 5 years: 268% 100% 1995 – 2000: 183% 102% 2000 – June 2007: 103% 65% Financial Crisis: (54%) (39%) Prolonged high unemployment Reduced discretionary income Weak wage growth Gas and food inflation Regis Actions: Starting in 2008, strong focus on improving cost structure and balance sheet Significant cost savings achieved ($48 million achieved as of FY 2011) Significant debt reduction achieved ($490 million achieved as of FY 2011) Today Committed to driving improved traffic and continuing to reduce costs Ensuring customers have a good experience at a good value

9 Significant Cost Reductions Already Achieved $ in millions Regis has aggressively managed its cost structure in response to the top-line impact of the financial crisis and subsequent economic downturn 2011 G&A was $301 million, excluding non-operational and non-recurring charges Cumulative Cost Savings Achieved Since FY 2008 Proactive Management of G&A Expenses Expected Cost Savings in 2012 Cost Savings in 2011 Cost Savings in 2010 Cost Savings in 2009 Cost Savings in 2008 G&A lower than 2008 level despite inflationary pressures

10 Successfully De-RiskedCapital Structure $ in millions Regis has reduced debt significantly since the end of Q1 2009 Currently total debt at 1.4x latest twelve months EBITDA 1.4x improvement in debt / EBITDA since September 30, 2008 Gross Debt Reduced debt by >$490 million in less than 3 years

New Leadership Team is Fully Committed to Making Changes to Improve Future Performance New leadership team is proactively making changes and needs time to execute its plan 11 Improve financial performance Revenue initiatives to drive growth Improve operational efficiency through reduction in number of operating models Significant expense reduction Review of alternatives for non-core assets Hired financial advisor to evaluate alternatives for Hair Club Regis will continue to evaluate the highest value alternatives for other assets Drive shareholder value through lower cost structure, higher revenue growth and efficient allocation and return of capital New Leadership has a Developed Strategy to Drive Value New roles and responsibilities announced in February 2011 President Chief Operating Officer Chief Financial Officer Business Development Planned retirement of Paul Finkelstein as CEO in February 2012 Randy Pearce to serve as next CEO CEO selection resulted from a succession planning process that began more than three years ago Departure of 3 out of 5 Executive Vice Presidents New Leadership Team – Change is Underway

New Strategic Initiatives to Drive Shareholder Value

Key Strategic Priorities to Drive Shareholder Value Revenue initiatives Increase customer centricity Leverage the power of existing brands Enhance the use of technology to improve connectivity with salons Earnings leverage through revenue growth Utilize scalable cost structure and brands to deliver bottom line impact Cost initiatives Reduce travel / printing expenses through the use of technology Lower salon payroll Reduce interest expense Renegotiate contracts Lower corporate G&A Review of alternatives for non-core assets Hired financial advisor to evaluate alternatives for Hair Club 13 Short-Term Initiatives Longer-Term Strategy Reduce number of operating models based on consumer-driven positions Continue to leverage scale and deliver efficient execution Gain market share by developing best markets through organic growth and targeted acquisitions Return capital to shareholders

Important Revenue Initiatives Increasing customer centricity Enhance customer experience to attract and retain customers Expand promotional strategies to drive new customer trial Establish ongoing client relationships to drive retention, as well as increase share of salon visits and average ticket (CRM) Improve hiring and retention processes for stylists Build customer databases CRM installed in approximately 4,500 salons Currently in contact with 2.5 million customers Leveraging the power of our brands Grow best brands in best markets Accelerate growth in best corporate and franchise brands in strong markets Focused on reduced number of operating models based on consumer-driven positions Leverage scale within and across brands Drive improved efficiency of execution Convert to best brands Further leverage scale resulting in improved operational and marketing effectiveness Enhancing the use of technology in the field to improve connectivity with salons Field supervisory staff equipped with latest portable technology in Q4 FY 2011 Roll-out of salon connectivity and internet expected to be complete by September 2012 Third-party point of sale alternative identified to meet enhanced needs at a lower cost 14

15 By aggressively cutting costs, Regis has reduced the same-store sales growth required to grow earnings In an economic environment with 3% inflation and assuming no other operational changes, same-store sales growth of 2% would be required to deliver constant year-over-year earnings Through cost savings, Regis has reduced the level of same-store sales growth required to grow earnings from 2% down to (1%) for FY 2012 Same-store sales growth above the threshold results in a meaningful increase in earnings Each incremental 1.5% in same-store sales growth over the threshold generates: $14-15 million EBITDA annually $0.12 EPS annually Revenue Growth is the Key Value Driver

16 Revenue Growth is the Key Value Driver Cumulative EPS and Value per Share Impact of Incremental 1.5% Same-Store Sales Growth EPS Impact Value per Share Impact (Assuming 11.0x P/E Multiple)

Aggressive Cost Cutting Initiatives Ongoing focus of management Achieved $43 million of savings over the past 3 fiscal years Expect to achieve $40-50 million of additional cost savings over next two fiscal years $25-35 million in FY 2012 and remainder in FY 2013 In aggregate, expect to achieve $80-90 million in cost savings from FY 2009 to FY 2013 Targeted cuts focused on: Increasing technology use to reduce travel and printing expenses Lowering salon payroll costs by reducing turnover and enhancing leveraged pay plans Reducing interest expense Renegotiating contracts Lowering corporate G&A We believe we can achieve this cost savings without impacting our stylists or impeding future growth 17

18 Review of Alternatives for Non-Core Assets Retained financial advisors to evaluate strategic alternatives for Hair Club We will continue to evaluate the highest value alternatives for other assets, including Provalliance and Empire Education Group Nothing sacred – we will divest if in the best interest of shareholders Excess cash expected to be returned to shareholders through a buyback or dividend

Changes to Corporate Governance & Board of Directors

Date Key Change We Continue to Implement Important Corporate Governance Changes –Transition is Underway 20 Stephen Watson was elected as a new independent director April 2008 Joseph (“Joel”) Conner was elected as a new independent director August 2010 New independent Board nominee, Michael Merriman 2011 Annual Meeting David Kunin will not stand for reelection 2011 Annual Meeting Paul Finkelstein relinquishes CEO title and Randy Pearce becomes CEO February 2012 Paul Finkelstein relinquishes Chairman title June 30, 2012 New, independent Chairman will be named July 1, 2012 Addition of new independent Board member via search process During Calendar 2012 Paul Finkelstein and Rolf Bjelland will not stand for reelection 2012 Annual Meeting New Audit Chairman will be named 2012 Annual Meeting Implementing changes that will result in the majority of our directors having commenced service in 2010 or afterwards

Relevant Experience Nominee Our Director Nominees are Highly Qualified 21 Rolf Bjelland Joseph (“Joel”) Conner Paul Finkelstein Van Zandt Hawn Susan Hoyt Michael Merriman Stephen Watson CEO / CFO / Finance Experience Public Company Experience Retail / Branding Experience Regis’ well-balanced Board, with diverse experience and senior leadership relevant to our business, is best positioned to help Regis succeed

22 Process for Adding a New Independent Director in 2012 Board intends to commence a process to add an additional independent director This process will be overseen by the Nominating and Corporate Governance Committee (comprised solely of independent directors) The following attributes among others are expected to be considered in evaluating candidates for the Board: High professional and personal ethics and values Strong record of significant leadership and meaningful accomplishments in his or her field Experience in marketing, brand management or retail Ability to think strategically Sufficient time to carry out the duties of Board membership Commitment to enhancing shareholder value and representing the interests of all shareholders New independent director should look after the interests of ALL shareholders

23 Summary of Our Key Corporate Governance Principles Super-majority of independent directors Five independent directors currently, increasing to six by end of 2011 Non-management directors meet without the CEO at every Board meeting By July 2012, independent Chairman will be named Directors limited to serving on three other public boards No increase in executive officer base salaries for FY 2012 Ceased providing change in control benefits for employment agreements after 2008 Revised annual incentive compensation program to focus on same-store sales performance, a key earnings and value driver

Timeline of Events with Starboard

Timeline of Events with Starboard – 2011

July 29th	• Regis received private notice of Starboard's intention to nominate three directors • Randy Pearce spoke with Jeff Smith of Starboard
August 8th	• Randy Pearce and Paul Finkelstein met with Jeff Smith who asserted the Company was undervalued and expenses should be reduced by at least $150 million • Mr. Pearce and Mr. Finkelstein offered to interview Starboard's director nominees
August 11th	• Mr. Pearce informed Mr. Smith that the Nominating and Corporate Governance Committee would interview Starboard's director nominees and would likely nominate one if satisfied with their credentials
August 16th	• Starboard delivered a public letter to the Board outlining the belief that the Company is undervalued and should cut $100 million of expenses
September 1st	• Mr. Pearce called Mr. Smith again to reiterate that the Nominating and Corporate Governance Committee would like to interview the Starboard nominees • Mr. Smith expressed reluctance to proceed with those interviews prior to reaching an understanding concerning the composition of the Board
September 12th	• Regis advisors spoke to Starboard representatives about ways to cooperate and again requested the opportunity to interview Starboard's director nominees
September 15th	• Starboard filed a 13D reporting 5.1% ownership of Regis' common stock
September 19th	• Randy Pearce, Eric Bakken, Van Zandt Hawn, and Joel Conner met with Mr. Smith to discuss ways to cooperate and again offered to interview the Starboard director nominees • Mr. Smith indicated that he believed cost reductions should be at least $80 million
September 26th	• Chairman of Nominating and Corporate Governance Committee, Van Zandt Hawn, sent a letter to Jeff Smith requesting the opportunity to meet with the Starboard director nominees • Jeff Smith responded that he would attempt to coordinate a mutually convenient time and place
September 27th	• Regis delivered a draft settlement agreement to Starboard

25

REGIS CORPORATION

Review of Starboard Assertions and Demands

Criticizes cost structure, including field structure and overhead 27 Regis is Already Taking Action – Starboard Platform Not Compelling for All Shareholders Addressable expense base significantly lower than total expenses Cutting too aggressively will compromise future revenue – revenue growth is key driver of earnings $40-50 million of additional cost savings expected in the next two fiscal years In aggregate, expect to achieve $80-90 million of cost savings from FY 2009 - FY 2013 Starboard Assertions & Demands Regis Comments / Actions 2. Criticizes compensation, related party transactions and Board stock ownership Independent compensation consultant was instrumental in setting executive compensation Executive compensation closely linked to financial performance Related party transactions are fully disclosed, support the business, and represent a very small portion of our overall cost base (<0.05% of total expense base) Significant Board transition already underway

3. Argues that Regis should explore strategic alternatives for non-core assets 28 Regis is Already Taking Action – Starboard Platform Not Compelling for All Shareholders Already commenced process for evaluating alternatives for non-core assets with the assistance of independent financial advisors Starboard Assertions & Demands Regis Comments / Actions 4. Argues Starboard director nominees will facilitate improvement Communicated willingness to interview Starboard nominees on multiple occasions Offered to add one of the Starboard nominees More than one Board seat is inconsistent with Starboard’s recent 5% ownership stake Board transition already well underway New independent director, Michael Merriman, nominated Paul Finkelstein and Rolf Bjelland will not stand for reelection in 2012 Commitment to add a new independent director in 2012 Independent Chairman to be named by July 2012

We Believe Starboard's Uninformed Cost-Cutting Plan Would Damage our Growth Prospects and the Regis Franchise

Starboard's recommended cost cut levels demonstrate lack of understanding of our retail and service-oriented business

Expense Base Composition

($ in millions)



FY 2011 Expenses
(ex. D&A and Goodwill Impairment)
G&A Expense $301
14%
Non-Operational Charges $39
2%
Rent $342
16%
Site Operating Expenses $198
9%
Cost of Products $250
12%
Cost of Services $1,013
47%

- Starboard cost-cutting plan unsupported by facts and analysis
  - Initially suggested $150 million of costs could be cut, then $100 million, and most recently $80 million
  - Starboard referenced G&A costs of $340 million, which improperly includes $39 million of non-recurring / non-operational charges
- Addressable cost base is primarily G&A, which represents just ~14% of the cost base
  - Cost of products and services are variable expenses
  - Rent and site operating expenses are driven by store count
- Following Starboard's plan of cutting ~25% of G&A would significantly damage our business, franchise and longer term growth prospects
- Material component of G&A is field supervisory staff who provide critical management and support to the salons
  - Store managers, who are typically highly productive stylists, rely heavily on field supervisors to fulfill traditional store management responsibilities
    - Typically only 20% of a manager's pay is related to managing the salon while the majority is from cutting hair
  - Significant cuts to the field supervisory staff would be detrimental to salon level operating performance

Management has identified an aggressive and appropriate cost savings plan to eliminate $40-50 million of costs over the next two fiscal years

29

REGIS CORPORATION

Starboard's Other Recent Shareholdings – Uniform Activist Approach with No Retail Experience

Target Company	Starboard Ownership	Starboard Call for Action	Sector
MIPS Technologies	9.1%	• Improve operating performance / cut costs • Return capital to shareholders • Review strategic alternatives	Technology
DSP Group	9.1%	• Cut capital investment in growth areas • Review strategic alternatives	Technology
Zoran	8.3%	• Improve operational performance • Reconstitute Board of Directors	Technology
SeaChange International	8.4%	• Improve operating performance / cut costs • Separate Chairman / CEO roles • Review strategic alternatives	Technology
Michael Baker Corp.	6.3%	• Improve operating performance / cut costs • Return capital to shareholders • Halt acquisition strategy	Construction & Engineering
Wausau Paper	6.3%	• Cut capital investmentin growth areas • Review strategic alternatives	Paper

We believe Starboard has no relevant experience in the retail service sector and typically seeks to implement initiatives that inhibit future growth

30

REGIS CORPORATION

Conclusions

32 Conclusions We believe the new leadership team has the right plan to drive performance and shareholder value Revenue initiatives $40-50 million of cost savings Review of alternatives for non-core assets, with near-term focus on Hair Club Important changes to Board and corporate governance are already underway Regis director nominees have the right mix of experience and expertise to help Regis execute its plan Repeated, concerted efforts to reach a settlement with Starboard have been unsuccessful Starboard platform is not compelling No revenue initiatives – not a growth plan Uninformed and unrealistic cost cutting plan would be damaging to our business, franchise and longer term growth prospects Starboard nominees lack relevant retail and multi-brand experience Regis is already taking definitive steps to improve performance and change corporate governance for the benefit of all shareholders Vote for directors who will serve the best Interests of all shareholders – vote the GOLDproxy card “for” the Regis directors

33 Notes Page 7 Financials exclude impact of Trade Secret which was divested in 2009 Page 7 Prior to 2003, same-store sales metrics did not include international results as they were not captured by the reporting systems in place at that time Page 7See following non-GAAP reconciliation pages for consolidated revenue detail and EBITDA calculations Page 8 “IPO + 5-year” based on performance from 6/21/1991 to 6/21/1996. “1995 - 2000” based on performance from 1/1/1995 to 12/31/1999. “2000 – June 2007” based on performance from 1/1/2000 to 6/30/2007. “Financial Crisis” based on performance from 7/1/2007 to 6/30/2009 Page 9 Reported G&A adjusted to exclude non-operational and non-recurring charges; 2008 G&A numbers exclude costs related to the European salon operations which were merged with the Franck Provost Salon group during FY 2008 Page 9 “2008 G&A Indexed to Inflation” utilizes CPI as measure of inflation Page 10 See following non-GAAP reconciliation pages for leverage calculations Page 30MIPS Technologies ownership stake based on Preliminary Schedule 14A filed on September 21, 2011. DSP ownership stake based on 13-D filed on August 22, 2011. Zoran ownership stake based on 13-D filed on August 24, 2011 (Zoran subsequently completed its merger with CSR plc on August 31, 2011). SeaChange International ownership stake based on 13-D filed on April 5, 2011. Michael Baker ownership stake based on 13-D filed on August 25, 2011. Wausau Paper ownership stake based on 13-D filed on July 28, 2011

34 Appendix REGIS CORPORATION (NYSE:RGS) RECONCILIATION OF NON-GAAP FINANCIAL MEASURES This investor presentation includes certain financial measures, such as EBITDA, revenues less product sales to Pure Beauty Salons & Boutiques, Inc. (Pure Beauty), adjusted general and administrative expenses, non-operational charges, and debt to EBITDA multiples. We believe our presentation of non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance business from the same perspective as management and Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analysis and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance. The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for the corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with U.S. GAAP and the reconciliation of the selected U.S. GAAP to non-GAAP financial measures, which are included below.

Appendix

Below is a reconciliation of the Company's reported consolidated net (loss) income to adjusted EBITDA for the twelve months ended June 30, 2011, 2010, 2009, 2008, 2007, and 2006. For the twelve months ended June 30, 2011, adjusted EBITDA represents net loss plus interest expense, depreciation and amortization, goodwill impairment, a note receivable reserve for a note with Pure Beauty, senior management restructure, legal settlements, and strategic alternatives costs less income taxes, and equity in income of affiliates. For the twelve months ended June 30, 2010, adjusted EBITDA represents net income plus income taxes, interest expense, depreciation and amortization, goodwill impairment, less equity in income of affiliates and income from discontinued operations, net of tax. For the twelve months ended June 30, 2009, adjusted EBITDA represents net loss plus income taxes, interest expense, depreciation and amortization, goodwill impairment, equity in loss of affiliates, and loss from discontinued operations, net of tax. For the twelve months ended June 30, 2008, adjusted EBITDA represents net income plus income taxes, interest expense and depreciation and amortization, less equity in income of affiliates, and income from discontinued operations, net of tax. For the twelve months ended June 30, 2007, adjusted EBITDA represents net income plus income taxes, interest expense, depreciation and amortization and goodwill impairment, less income from discontinued operations, net of tax. For the twelve months ended June 30, 2006, adjusted EBITDA represents net income plus income taxes, interest expense, and depreciation and amortization, less terminated acquisition income, net and income from discontinued operations, net of tax.

	Twelve Months Ended June 30,					
	2011	2010	2009	2008	2007	2006
	(Dollars in thousands)					
Consolidated net (loss) income, as reported (U.S. GAAP)	$ (8,905)	$ 42,740	$ (124,466)	$ 85,204	$ 83,170	$ 109,578
Income taxes, as reported	(9,496)	25,577	41,950	54,182	37,173	51,952
Interest expense, as reported	34,388	54,414	39,768	44,279	41,647	34,913
Depreciation and amortization, as reported	105,109	108,764	115,655	113,293	111,464	103,074
Goodwill impairment, as reported	74,100	35,277	41,661	—	23,000	—
Terminated acquisition income, net, as reported	—	—	—	—	—	(33,683)
Equity in (income) loss of affiliates, as reported	(7,228)	(11,942)	29,846	(849)	—	—
(Income) loss from discontinued operations, net of tax, as reported	—	(3,161)	131,436	(1,303)	(15,431)	(16,675)
Pure Beauty note receivable reserve	31,227	—	—	—	—	—
Senior management restructure	4,299	—	—	—	—	—
Legal settlements	2,433	—	—	—	—	—
Strategic alternatives costs	1,253	—	—	—	—	—
EBITDA, as adjusted (non-GAAP financial measure)	$ 227,180	$ 251,669	$ 275,850	$ 294,806	$ 281,023	$ 249,159

35

REGIS CORPORATION

36 Appendix Below is a reconciliation of the Company’s reported consolidated net income to EBITDA for the twelve months ended June 30, 1996. For the twelve months ended June 30, 1996, EBITDA represents net income plus income taxes, interest expense, depreciation and amortization, and depreciation, and adjusted EBITDA represents EBITDA less the impact of discontinued operations.  Twelve Months Ended June 30, 1996 (Dollars in thousands) Consolidated net income, as reported (U.S. GAAP) $ 9,451 Income taxes, as reported 7,926 Interest expense, as reported 9,880 Depreciation and amortization, as reported 6,315 Depreciation, as reported 18,944 EBITDA (non-GAAP financial measure) $ 52,516 Income from discontinued operations, net of tax $ (1,306) Income taxes, discontinued operations (922) Interest expense, discontinued operations (2,939) Depreciation and amortization, discontinued operations (1,039) Depreciation, discontinued operations (1,695) EBITDA, as adjusted (non-GAAP financial measure) $ 44,615

37 Appendix Below is a reconciliation of the Company’s reported consolidated net income to adjusted EBITDA for the twelve months ended September 30, 2008. For the twelve months ended September 30, 2008, adjusted EBITDA represents net income plus income taxes, interest expense, depreciation and amortization, less equity in income of affiliates, and income from discontinued operations, net of tax. To calculate the twelve months ended September 30, 2008 amounts, the Company added the reported U.S. GAAP amounts for the three months ended September 30, 2008 to the reported amounts for the twelve months ended June 30, 2008 and subtracted the reported amounts for three months ended September 30, 2007. Three Months Twelve Months Three Months Twelve Months Ended September Ended Ended September Ended September 30, June 30, 30, 30, 2008 2008 2007 2008 (Dollars in thousands) Consolidated net income, as reported (U.S. GAAP) $ 14,486 $ 85,204 $ 20,599 $ 79,091 Income taxes, as reported 9,958 54,182 10,806 53,334 Interest expense, as reported 10,220 44,279 10,513 43,986 Depreciation and amortization, as reported 27,268 113,293 28,283 112,278 Equity in (income) loss of affiliates, as reported (492) (849) 334 (1,675) (Income) loss from discontinued operations, net of tax, as reported 1,600 (1,303) (1,151) 1,448 EBITDA, as adjusted (non-GAAP financial measure) $ 63,040 $ 294,806 $ 69,384 $ 288,462

38 Appendix Below is a reconciliation of the Company’s total debt to EBITDA multiple as of June 30, 2011 and September 30, 2008.  June 30, September 30, 2011 2008 (Dollars in thousands) Long-term debt, current portion, as reported (U.S. GAAP) $ 32,252 $ 272,442 Long-term debt and capital lease obligations, as reported 281,159 534,754 Total debt $ 313,411 $ 807,196 EBITDA (non-GAAP financial measure) $ 227,180 $ 288,462 Debt / EBITDA multiple 1.38 2.80

39 Appendix Below is a reconciliation of the Company’s reported consolidated revenues to consolidated revenues less product sales to Pure Beauty for the twelve months ended June 30, 2010 and 2009.  Twelve Months Ended June 30, 2010 2009 (Dollars in thousands) Consolidated revenues, as reported (U.S. GAAP) $ 2,358,434 $ 2,429,787 Product sold to Pure Beauty (19,962) (32,237) Consolidated revenues (non-GAAP financial measure) $ 2,338,472 $ 2,397,550

40 Appendix Below is a reconciliation of the Company’s reported consolidated general and administrative expenses to non-GAAP adjusted general and administrative expenses for the twelve months ended June 30, 2011. The non-GAAP adjusted general and administrative expense represents the Company’s U.S. GAAP reported general and administrative expenses less the $31.2 million reserve related to the Company’s note receivable with Pure Beauty, $2.4 million for legal settlements, $4.3 million of expense related to senior management restructuring, and $1.3 million for strategic alternative costs, all of which adjustments the Company has identified as non-operational and non-recurring charges.  Three Months Ended June 30, 2011 (Dollars in thousands) General and administrative, as reported (U.S. GAAP) $ 339,857 Premier note receivable reserve (31,227) Senior management restructure (4,299) Legal settlements (2,433) Strategic alternatives costs (1,253) General and administrative, non-GAAP $ 300,645

Appendix

Below is a reconciliation of the Company's consolidated U.S. GAAP reported expenses to the expense base composition (non-GAAP) for the twelve months ended June 30, 2011. The expense base composition represents the reported operating expenses less depreciation and amortization and goodwill impairment.

	As Reported			Expense Base Composition	
	Twelve Months Ended June 30, 2011 (Dollars in thousands)	% of Total Operating Expenses	Expense Base Adjustments (1) (Dollars in thousands)	Twelve Months Ended June 30, 2011 (Dollars in thousands)	% of Total Operating Expenses
Cost of service	$ 1,012,868	43.6 %	—	$ 1,012,868	47.3 %
Cost of product	249,979	10.8 %	—	249,979	11.7 %
Site operating expenses	197,722	8.5 %	—	197,722	9.2 %
General and administrative	339,857	14.6 %	(39,212)	300,645	14.0 %
Non-operational charges	—	— %	39,212	39,212	1.8 %
Rent	342,286	14.8 %	—	342,286	16.0 %
Depreciation and amortization	105,109	4.5 %	(105,109)	—	— %
Goodwill impairment	74,100	3.2 %	(74,100)	—	— %
Total operating expenses	$ 2,321,921	100.0 %	$ (179,209)	$ 2,142,712	100.0 %

(1) The twelve months ended June 30, 2011 included $105.1 million of depreciation and amortization expense and a $74.1 million goodwill impairment charge. The Company has excluded these amounts from the calculation of the expense base composition. The Company has also separated the non-operational charges from the general and administrative expense line for illustrative purposes.

41

REGIS CORPORATION

42 This presentation, as well as information included in, or incorporated by reference from, future filings by the Company with the Securities and Exchange Commission and information contained in written material, press releases and oral statements issued by or on behalf of the Company contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include, competition within the personal hair care industry, which remains strong, both domestically and internationally, price sensitivity; changes in economic conditions; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development and to maintain satisfactory relationships with landlords and other licensors with respect to existing locations; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; or other factors not listed above. The ability of the Company to meet its expected revenue target is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A. Non-GAAP Reconciliation and Certain Supplemental Financial Information Reconciliation to non-GAAP financial measures and certain supplemental financial information can be found on our website at www.regiscorp.com. Safe Harbor Statement

Investor Presentation October 2011